Exhibit 99.1

For further information contact:

Douglas Dynamics, Inc.

Bob McCormick

414-362-3868

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS COMPLETES ACQUISITION OF ASSETS OF DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

July 18, 2016 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), North America’s premier manufacturer of vehicle attachments and equipment, today announced that it has successfully completed the acquisition of substantially all the assets of Dejana Truck &  Utility Equipment Company, Inc. and certain related entities (Dejana) for $206 million, including a $26 million performance earn out provision, subject to post-closing adjustments. The signing of the definitive purchase agreement for the acquisition was previously announced on June 16, 2016.

Douglas Dynamics believes the acquisition significantly strengthens its position as a premier manufacturer and up fitter of vehicle attachments and equipment. Adding the Dejana business is expected to diversify the Company’s revenue streams and reduce the influence of weather on the overall business going forward.

Headquartered in Kings Park, New York, Dejana is a premier up fitter of Class 4-6 trucks and other commercial work vehicles in the Eastern U.S. Dejana is also a leading specialized manufacturer of storage solutions for trucks and vans and cable pulling equipment for trucks. Dejana maintains seven manufacturing and up fit facilities and currently employs approximately 500 people in five states. For the trailing twelve months ending March 31, 2016, Dejana generated net sales of $145 million.

About Douglas Dynamics

Home to the most trusted brands in the industry, Douglas Dynamics is North America’s premier manufacturer of vehicle attachments and equipment. For more than 65 years, the Company has been innovating products that not only enable people to perform their jobs more efficiently and effectively, but also enable businesses to increase profitability. Our commitment to continuous improvement enables us to consistently produce the highest quality products and drive shareholder value. The Douglas Dynamics portfolio includes snow and ice management attachments sold under the FISHER®, WESTERN®, HENDERSON® and SNOWEX® brands. Additional information is available at www.douglasdynamics.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, product demand, the payment of dividends, and availability of financial resources.  These statements are often identified by use of words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, the potential for Dejana not to achieve projected financial performance, unanticipated challenges related to the integration of the Dejana business and unexpected costs or liabilities related to the acquisition of Dejana, as well as those discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015.  Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.